EXHIBIT 99.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of U.S.A. Sunrise Beverages, Inc. on Form 10-SB of our audited financial statements as of December 31, 1997 for the period of January 1, 1996 through December 31, 1997.

/s/ Comiskey & Company

COMISKEY & COMPANY

PROFESSIONAL CORPORATION

Denver, Colorado
October 8, 1998

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